UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/15/2011

Commission File Number

Kraton Performance Polymers, Inc. 001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Anna C. Catalano, age 52, was named as a Class I Director (term expiring 2013) of Kraton Performance Polymers, Inc. on September 15, 2011. Ms. Catalano served in varying capacities for BP plc, and its predecessor Amoco, from 1979 until her retirement in 2003, including, from 2000 to 2003, as Group Vice President, Global Marketing, for BP plc. Ms. Catalano currently serves on the boards of directors of Willis Group Holdings plc, Mead Johnson Nutrition Company and Chemtura Corporation, and during the past five years, she previously served on the boards of directors of Hercules Incorporated, SSL International plc and U.S. Dataworks, Inc. Ms. Catalano also serves on the board of directors of the Houston Chapter of the Alzheimer’s Association. Ms. Catalano received her B.S. in Marketing and Business Administration from the University of Illinois. Ms. Catalano is expected to be named to Kraton’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: September 21, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Vice President and Chief Financial Officer